Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Registration Statement on Form S-1, of our report dated March 23, 2023, relating to the financial statements of Raphael Pharmaceutical Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Weinstein International CPA (6629)

Tel Aviv, Israel

June 1, 2023